EXHIBIT 3.2
Western Refining, Inc.
BYLAWS
ARTICLE 1.
OFFICES
     SECTION 1. Registered Office. The registered office of Western Refining, Inc. (the “Company”) in the State of Delaware is located at the offices of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.
     SECTION 2. Principal Office. The principal office of the Company shall be in El Paso, Texas or at such other place as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine.
     SECTION 3. Other Offices. The Company may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Company may require.
ARTICLE II.
MEETING OF STOCKHOLDERS
     SECTION 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Company, or at such other place as shall be determined by the Board of Directors and specified in the notice of the meeting.
     SECTION 2. Annual Meeting. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by written ballot a Board of Directors and transact such other business as may properly be brought before the meeting of stockholders.
     SECTION 3. Notice of Annual Meeting. Written or printed notice of the annual meeting stating the place, day, and hour thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     SECTION 4. Business at Annual Meeting.
          (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be otherwise properly brought before an annual meeting by a stockholder, the stockholder must have given notice thereof in writing to the Secretary of the Company on or before the later to occur of (i) sixty (60) days prior to the date of the meeting or (ii) ten (10) days after the Board of Directors first publishes the date of the meeting. A stockholder’s notice to the Secretary of the Company shall set forth as to each matter the stockholder proposed to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.
          (b) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting of stockholders except in accordance with the procedures set forth in this Section 4; provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.
          (c) The chairperson of an annual meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before such meeting in accordance with the provisions of this Section 4, and if he or she should so determine, he or she shall so declare to such meeting, and any such business not properly brought before such meeting shall not be transacted.
          (d) Only persons who are nominated in accordance with the procedures set forth in Article III shall be eligible for election as directors at an annual meeting of stockholders.
          (e) Matters to be properly brought before an annual meeting of stockholders shall be subject to such further limitations as the Board of Directors may from time to time adopt.
     SECTION 5. Special Meeting. Special meetings of stockholders shall be called by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose(s) of the proposed meeting, and any purpose so stated shall be conclusively deemed to be a “proper” purpose.
     SECTION 6. Notice of Special Meeting. Written or printed notice of a special meeting stating the place, day, hour and purpose(s) thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Company, not less than ten (10) nor more than sixty (60) days before the date of the meeting.
     SECTION 7. Business at Special Meeting. Business transacted at all special meetings of stockholders shall be confined to the purpose or purposes stated in the notice.
     SECTION 8. Stockholder List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at each such meeting or in any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for such ten (10) day period either at a place within the city where the meeting is to be held, or, if not so specified, the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting.
     SECTION 9. Quorum. The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. The stockholders present may adjourn the meeting despite the absence of a quorum. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted which might have been transacted on the original date of the meeting. When a meeting is adjourned for thirty (30) days or more, notices of the adjourned meeting shall be given as in the case of an original meeting.
     SECTION 10. Proxies. At any meetings of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to said meeting.
     SECTION 11. Voting. Unless otherwise provided by statute, each stockholder having the right to vote shall be entitled to vote each share of stock having voting power registered in his name on the books of the Company. Cumulative voting for directors is prohibited.
     SECTION 12. Consent of Stockholders in Lieu of Meeting. Any action which may be taken at a special or annual meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
ARTICLE III.
BOARD OF DIRECTORS
     SECTION 1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors and may be increased or decreased (provided such decrease does not shorten the term of any incumbent director) from time to time by resolution of the Board of Directors. Each director shall hold office for the term for which he or she is elected, and until his successor shall have been elected and qualified or until his earlier death, resignation or removal.
     SECTION 2. Election and Term. Except as provided in Section 3 of this Article III, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting or until his term expires and, the foregoing notwithstanding, shall serve until his or her successor shall have been elected and duly qualified or until his or her earlier death, resignation or removal. Pursuant to the certificate of incorporation of the Company (the “Certificate of Incorporation”), the directors of the Company shall be divided into classes (“Term of Office Classes”) based upon the expiration of their terms of office. Notwithstanding anything to the contrary contained in this Article III, the manner of election, terms of office and other provisions relating to directors serving in any Term of Office Class shall be as provided in the Certificate of Incorporation. Directors need not be stockholders.
     SECTION 3. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors, although less than a quorum, except where the vacancies have been created by removal of directors by the owners of a majority of the outstanding shares of capital stock. In the event of such removal, the resulting vacancies shall be filled by the owners of the majority of the outstanding shares of capital stock. Any vacancies or newly-created directorships filled in accordance with this Section 3 at a time when the Certificate of Incorporation provides for Term of Office Classes shall be allocated among the Term of Office Classes pursuant to Article FIFTH of the Certificate of Incorporation.
     SECTION 4. Resignation; Removal. Any director may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective. The Board of Directors may, by majority vote of the directors then in office, remove a director for cause. The owners of a majority of the outstanding shares of capital stock may remove any director or the entire Board of Directors, with or without cause, either by a vote at a special meeting or annual meeting, or by written consent.
     SECTION 5. Interested Directors; Quorum.
          (a) No contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because the votes of one or more of such directors or officers are counted for such purpose, if:
          1. The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
          2. The material facts as to that person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          3. The contract or transaction is fair as to the Company as of the time that it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.
          (b) Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
ARTICLE IV.
MEETINGS OF THE BOARD OF DIRECTORS
     SECTION 1. Regular Meetings. Upon the adjournment of the annual meeting of stockholders, the Board of Directors shall meet as soon as practicable to appoint the members of such committees of the Board of Directors as the Board of Directors may deem necessary or advisable, to elect officers for the ensuing year, and to transact such other business as may properly come before the Board of Directors at such meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. Regular meetings may be held at such other times as shall be designated by the Board of Directors without notice to the directors.
     SECTION 2. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, president, chairman of the executive committee or by two or more directors. Notice of each meeting shall be given at least three (3) days prior to the date of the meeting either personally, or by telephone or telegraph to each director, and shall state the purpose, place, day and hour of the meeting.
     SECTION 3. Quorum and Voting. At all meetings of the Board of Directors (except in the case of a meeting convened for the purpose specified in Article III, Section 3 of these Bylaws) a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum is not present at any such meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
     SECTION 4. Telephone Meetings. At any meeting of the Board of Directors, a member may attend by telephone, radio, television, or similar means of communication which permits him or her to participate in the meeting, and a director so attending shall be deemed present at the meeting for all purposes including the determination of whether a quorum is present.
     SECTION 5. Action by Written Consent. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors.

ARTICLE V.
COMMITTEES
     SECTION 1. Executive Committee. The Board of Directors, by resolution may designate one or more directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except where action of the Board of Directors is required by statute.
     SECTION 2. Other Committees. The Board of Directors may by resolution create other committees for such terms and with such powers and duties as the Board of Directors shall deem appropriate.
     SECTION 3. Organization of Committees. The chairman of each committee of the Board of Directors shall be chosen by the members thereof. Each committee shall elect a secretary, who shall be either a member of the committee or the Secretary of the Company. The chairman of each committee shall preside at all meetings of such committee.
     SECTION 4. Meetings. Regular meetings of each committee may be held without the giving of notice if a day of the week, a time, and a place shall have been established by the committee for such meetings. Special meetings (and, if the requirements of the preceding sentence have not been met, regular meetings) shall be called as provided in Article IV, Section 3 with respect to notices of special meetings of the Board of Directors.
     SECTION 5. Quorum and Manner of Acting. A majority of the members of each committee must be present either in person or by telephone, radio, television or similar means of communication, at each meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the members so present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee, and shall have no power or authority, as such, by virtue of their membership on the committee.
     SECTION 6. Action by Written Consent. Any action required or permitted to be taken by any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the committee.
     SECTION 7. Record of Committee Action; Reports. Each committee shall maintain a record, which need not be in the form of complete minutes, of the action taken by it at each meeting, which record shall include the date, time, and place of the meeting, the names of the members present and absent, the action considered, and the number of votes cast for and against the adoption of the action considered. All action by each committee shall be reported to the Board of Directors at its meeting next succeeding such action, such report to be in sufficient detail as to enable the Board of Directors to be informed of the conduct of the Company’s business and affairs since the last meeting of the Board of Directors.

     SECTION 8. Removal. Any member of any committee may be removed from such committee, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting of the Board of Directors.
     SECTION 9. Vacancies. Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by these Bylaws for the original appointment of the members of such committee.
ARTICLE VI.
OFFICERS
     SECTION 1. Appointment and Term of Office. The officers of the Company shall consist of a President, a Secretary and a Treasurer and may include a Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed by the Board of Directors. One of the directors may also be chosen Chairman of the Board of Directors. Each of such officers (except as may be appointed pursuant to Section 5(j) of this Article VI), shall be chosen annually by the Board of Directors at its regular meeting immediately following the annual meeting of stockholders and, subject to any earlier resignation or removal, shall hold office until the next annual meeting of stockholders or until his successor is elected and duly qualified. Two or more offices may be held by the same person.
     SECTION 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
     SECTION 3. Vacancies. A vacancy in the office of any officer may be filled by vote of a majority of the directors for the unexpired portion of the term.
     SECTION 4. Salaries. The salaries of all officers of the Company shall be fixed by the Board of Directors except as otherwise directed by the Board of Directors.
     SECTION 5. Powers and Duties. The powers and duties of the officers shall be those usually pertaining to their respective offices, subject to the general direction and supervision of the Board of Directors. Such powers and duties shall include the following:
          a. Chairman of the Board. The Board of Directors may select from among its members a Chairman of the Board who shall preside when present at all meetings of the shareholders and at all meetings of the Board of Directors and approve the minutes of all proceedings thereat, and he or she shall be available to consult with and advise the officers of the Company with respect to the conduct of the business and affairs of the Company and shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

          b. President. The President shall be the chief executive officer of the Company unless the Board of Directors designates the Chairman of the Board as chief executive officer. Subject to the control of the Board of Directors, the President shall have general executive charge, management and control of the affairs, properties and operations of the Company in the ordinary course of its business, with all such duties, powers and authority with respect to such affairs, properties and operations as may be reasonably incident to such responsibilities; he or she may appoint or employ and discharge employees and agents of the Company and fix their compensation; he or she may make, execute, acknowledge and deliver any and all contracts, leases, deeds, conveyances, assignments, bills of sale, transfers, releases and receipts, any and all mortgages, deeds of trust, indentures, pledges, chattel mortgages, liens and hypothecations, and any and all bonds, debentures, notes, other evidences of indebtedness and any and all other obligations and encumbrances and any and all other instruments, documents and papers of any kind or character for and on behalf of and in the name of the Company, and, with the Secretary or an Assistant Secretary, he or she may sign all certificates for shares of the capital stock of the Company; he or she shall do and perform such other duties and have such additional authority and powers as from time to time may be assigned to or conferred upon him or her by the Board of Directors.
          c. Chief Operating Officer. In the absence of the Chairman of the Board and the President or in the event of their death, inability, or refusal to act, the Company may designate a Chief Operating Officer to perform the duties of Chairman of the Board, and when so acting, to have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. The Chief Operating Officer shall perform such other duties as from time to time may be assigned to him or her by the President, by the Chairman of the Board or by the Board of Directors.
          d. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him or her by the President or the Board of Directors. In the absence of the President or in the event of his or her death, inability, or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Company; and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.
          e. Chief Financial Officer. The Chief Financial Officer shall perform such duties as are customary for a chief financial officer to perform and such other duties as the Board of Directors or the President shall prescribe.
          f. Secretary. It shall be the duty of the Secretary to give notice to and attend all meetings of the stockholders and Board of Directors and record correctly all votes, actions and the minutes of all proceedings in a book suitable for that purpose. It shall also be the duty of the Secretary to attest, with his or her signature and the seal of the Company, all stock certificates issued by the Company and to keep a stock ledger in which shall be correctly recorded all transactions pertaining to the capital stock of the Company. He or she shall also attest, with his or her signature and the seal of the Company, all deeds, conveyances, or other instruments requiring the seal of the Company. The person holding the office of Secretary shall also perform, under the direction and subject to the control of the President and the Board of Directors, such other duties as may be assigned to him. The duties of the Secretary may also be performed by any Assistant Secretary. In the absence of the appointment of a Treasurer for the Company, the Secretary shall perform the duties of the Treasurer.
          g. Assistant Secretaries. Assistant Secretaries of the Company, if any, in order of their seniority or in any other order determined by the Board of Directors, shall generally assist the Secretary and perform such other duties as the Board of Directors or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.
          h. Treasurer. The Treasurer shall have the care and custody of all the funds of the Company and shall deposit such funds in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, duly authorized by the Board of Directors, shall, from time to time, direct or approve. He or she shall disburse the funds of the Company under the direction of the Board of Directors and the President. He or she shall keep a full and accurate account of all moneys received and paid on account of the Company and shall render a statement of his or her accounts whenever the Board of Directors, the Chairman or the President shall so request. He or she shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Company and shall generally perform all of the duties usually appertaining to the office of treasurer of a corporation. When required by the Board of Directors, he or she shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve.
          i. Assistant Treasurers. Assistant Treasurers of the Company, if any, in order of their seniority or in any other order determined by the Board of Directors, shall generally assist the Treasurer and perform such other duties as the Board of Directors or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.
          j. Other Officers. The Board of Directors may appoint such other officers, agents, or employees as it may deem necessary for the conduct of the business of the Company. In addition, the Board of Directors may authorize the President or some other officers to appoint such agents or employees as they deem necessary for the conduct of the business of the Company.
     SECTION 6. Resignations. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation shall take effect as of its date unless some other date is specified therein, in which event it shall be effective as of that date. The acceptance of such resignation shall not be necessary to make it effective.
     SECTION 7. Delegation of Authority. In the case of any absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate some or all the powers or duties of such officer to any other officer or to any director, employee, shareholder or agent for whatever period of time seems desirable.

ARTICLE VII.
SHARES OF STOCK AND THEIR TRANSFER; BOOKS
     SECTION 1. Forms of Certificates. Shares of the capital stock of the Company shall be represented by certificates in such form, not inconsistent with law or with the Certificate of Incorporation of the Company, as shall be approved by the Board of Directors, and shall be signed by the Chairman of the Board or President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures on a certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Company before such certificate is issued, such certificate may be issued by the Company with the same effect as if such officer had held such office on the date of issue.
     SECTION 2. Transfer of Shares. Registration of transfers of shares of capital stock shall be made only in the stock ledger of the Company upon request of the registered holder of such shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates evidencing such shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Company may reasonably require.
     SECTION 3. Stockholders of Record. Stockholders of record entitled to vote at any meeting of stockholders or entitled to receive payment of any dividend or to any allotment of rights or to exercise the rights in respect of any change or conversion or exchange of capital stock shall be determined according to the Company’s record of stockholders and, if so determined by the Board of Directors in the manner provided by statute, shall be such stockholders of record (a) at the date fixed for closing the stock transfer books, or (b) as of the date of record.
     SECTION 4. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct the issuance of new or duplicate stock certificates in place of lost, stolen, or destroyed certificates, upon being furnished with evidence satisfactory to it of the loss, theft, or destruction and upon being furnished with indemnity satisfactory to it. The Board of Directors may delegate to any officer authority to administer the provisions of this Section.
     SECTION 5. Closing of Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding sixty (60) days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days nor less than ten (10) days in connection with obtaining the consent of stockholders for any purpose; or the Board of Directors may, in its discretion, fix a date, not more than sixty (60) days nor less than ten (10) days before any stockholders’ meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and at any adjournment thereof, or to receive payment of such dividend, or to exercise rights, or to give such consent as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date fixed as aforesaid.
     SECTION 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates of stock. The Board of Directors may appoint one or more transfer agents or registrars, or both, and may require all certificates of stock to bear the signature of either or both.
     SECTION 7. Examination of Books by Stockholders. The original or duplicate stock ledger of the Company containing the names and addresses of the stockholders and the number of shares held by them and the other books and records of the Company shall, at all times during the usual hours of business, be available for inspection at its principal office, and any stockholder, upon compliance with the conditions set forth in and to the extent authorized by Section 220 of the Delaware General Corporation Law, shall have the right to inspect such books and records.
ARTICLE VIII.
INDEMNIFICATION AND INSURANCE
     SECTION 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Company. Subject to Section 3 of this Article VIII, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     SECTION 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company. Subject to Section 3 of this Article VIII, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     SECTION 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
     SECTION 4. Expenses Payable in Advance. Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding may be required by the Board of Directors to be paid (upon such terms and conditions, if any, as the Board of Directors deems appropriate) by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company as authorized in this Article VIII.
     SECTION 5. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or Section 2 of this Article VIII but whom the Company has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

     SECTION 6. Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.
ARTICLE IX.
MISCELLANEOUS
     SECTION 1. Fiscal Year. Until otherwise determined by the Board of Directors, the fiscal year of the Company shall be the calendar year.
     SECTION 2. Waiver of Notice. The giving of any notice of the time, place, or purpose of holding any meeting of stockholders or directors and any requirement as to publication thereof, whether statutory or otherwise, shall be waived by the attendance at such meeting by any person entitled to receive such notice and may be waived by such person by an instrument in writing executed and filed with the records of the meeting, either before or after the holding thereof.
     SECTION 2. Amendments. Unless otherwise provided in the Certificate of Incorporation, any Bylaw (including these Bylaws) may be adopted, amended or repealed by the vote of the recordholders of a majority of the outstanding shares of common stock then entitled to vote, voting together as a single class, or by vote of the Board of Directors or by a written consent of the Board of Directors.

/s/ Scott D. Weaver

Secretary
Adopted: September 16, 2005